Exhibit 99.1

Text of press release dated April 22, 2003:

I-MANY, INC. REPORTS FIRST QUARTER 2003 RESULTS

Highlights:

•	Quarterly revenue of $11.1 million

•	Addition of 8 new customers

•	Average Sales Price increases to approximately $397,000

•	New agreements in Pharmaceutical, Aerospace, Food/Beverage, Government, Automotive, Professional Services and Over-the-Counter Healthcare Sectors

•	I-many Connector achieves SAP certification

•	Operating expense reduction of $1.1 million versus Q4 2002

EDISON, New Jersey – April 22, 2003 – I-many, Inc. (NASDAQ: IMNY), the leader in enterprise contract management and trade management solutions, has announced financial results for the first quarter ended March 31, 2003.

Net revenue for the first quarter totaled $11.1 million, with license revenue of $4.9 million and service revenue of $6.2 million, representing 44% and 56% of revenue, respectively. GAAP loss for the first quarter was ($0.16) per share with a pro forma loss of ($0.09) per share on a basic and fully diluted basis. Pro forma net loss per share differs from GAAP loss per share as it excludes non-cash charges for amortization of purchased intangibles of $0.7 million, restructuring charges of $1.3 million and a $0.8 million sales and marketing charge associated with granting a fully-exercisable common stock warrant to Procter & Gamble. A more detailed reconciliation of the differences between pro forma and GAAP results is included in the financial tables which are part of this press release. These revenue and pro forma results are in-line with the Company’s prior guidance provided on its earnings conference call held on February 4. GAAP earnings per share results were $0.05 lower than guidance primarily as a result of a charge associated with the warrant granted in connection with amendments to the Company’s strategic relationship with Procter & Gamble as well as a charge associated with further consolidation of office locations. The Company expects that the charge for office consolidation will result in lower operating costs in future quarters.

“While the climate for technology and enterprise software spending remained challenging in the first quarter of 2003, I remain encouraged by I-many’s position as the leader in the growing Enterprise Contract Management space,” commented CEO and President A. Leigh Powell. “I-many’s ability to add significant new customers across varied industries including Honeywell Aerospace, Dr Pepper and others in the first quarter further demonstrates our position as a leader and the unique value of our solutions. We are also experiencing an increase in the level of service opportunities from both current and new customers as reflected by the $0.9 million increase in service revenue from Q4 of 2002. Most importantly, we continue to invest heavily in Research & Development efforts that have and will continue to distance I-many from future competitors as well as service our existing customers with significant new products and upgrades to current products. I-many remains better positioned than ever to benefit from the emergence of Contract Management as a significant category of enterprise software.”

For the quarter ended March 31, 2003, total net revenue decreased 26% to $11.1 million from $15.0 million for the quarter ended March 31, 2002. License revenue for these periods decreased 43% to $4.9 million from $8.5 million. Non-healthcare revenue accounted for 42% of total revenue, or approximately $4.7 million for the quarter ended March 31, 2003. Gross margin for the first quarter of 2003 was 67% of revenue as compared with 76% of revenue for the first quarter 2002, resulting from a higher percentage of services revenues, which typically yield a lower margin than license revenues.

The Company recorded a GAAP net loss in the first quarter of 2003 of $6.3 million, or ($0.16) per share, compared to a GAAP net loss of $1.8 million or ($0.05) per share, for the same period in 2002. Included in the first quarter 2003 GAAP results were charges associated with granting a stock purchase warrant of $0.8 million associated with an amendment to the Company’s strategic relationship with Procter & Gamble, a non-cash charge of $0.7 million for amortization of acquired intangibles and $1.3 million of charges associated with the consolidation of I-many’s offices. First quarter 2002 charges included $1.0 million for amortization of acquired intangibles and $1.0 million for in-process research and development. Excluding these items, the Company recorded a pro forma net loss for the first quarter of 2003 of $3.6 million, or ($0.09) per share, compared to pro forma net income of $0.2 million, or $0.01 per share, in the first quarter of 2002.

I-many will be holding a conference call tomorrow at 9:00 A.M. EST / 6:00 A.M. Pacific Time. The webcast of the call may be accessed at I-many’s Web site at www.imany.com.

About I-many

I-many (NASDAQ: IMNY) is the leading provider of enterprise contract management solutions. The company’s solutions automate contracting processes, ensure contract compliance and track contract performance resulting in higher contract revenues and reduced operating costs. More than 250 life science, consumer goods, food service and manufacturing companies use I-many solutions. For more information, visit the company at http://www.imany.com.

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include; the possibility that current economic conditions will not improve as anticipated; the length of the sales cycle for the Company’s products; its dependence on the healthcare market; the Company’s success in opening new markets for its products; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission.

I-MANY, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(in thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$33,018	$35,979
Restricted cash	699	772
Accounts Receivable	10,654	12,557
Other current assets	1,347	1,052

Total current assets	45,718	50,360
Property and Equipment, net	3,019	3,438
Restricted cash	668	348
Other Assets	295	292
Goodwill and Other Purchased Intangibles	29,464	30,126

Total assets	$79,164	$84,564

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$9,257	$9,915
Deferred revenue	7,416	7,550
Current portion of capital lease obligations	616	433

Total current liabilities	17,289	17,898
Long-term liabilities	1,169	450
Stockholders’ Equity	60,706	66,216

Total liabilities and stockholders’ equity	$79,164	$84,564

I-MANY, INC. AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except per share amounts) (Unaudited)
	Three months ended March 31,
	2003	2002
Net Revenues:
Product	$4,871	$8,525
Services	6,228	6,490

Total net revenues	11,099	15,015
Cost of revenue	3,705	3,547

Gross profit	7,394	11,468
Operating expenses:
Sales and marketing	5,137	5,286
Research and development	4,336	3,957
General and administrative	1,659	1,436
Depreciation	695	591
Amortization of other acquired intangible assets	663	1,043
In-process research and development	0	1,000
Restructuring and other charges	1,254	0

Total operating expenses	13,744	13,313
Loss from operations	(6,350)	(1,845)
Other income, net	32	35

Net loss	($6,318)	($1,810)

Basic and diluted net loss per common share	($0.16)	($0.05)

Weighted average shares outstanding	40,337	37,984

I-MANY, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2003	2002
Net Revenues:
Product	$4,871	$8,525
Services	6,228	6,490

Total net revenues	11,099	15,015
Cost of revenue	3,705	3,547

Gross profit	7,394	11,468
Proforma operating expenses:
Sales and marketing	4,342	5,286
Research and development	4,336	3,957
General and administrative	1,659	1,436

Total proforma operating expenses	10,337	10,679

EBITDA	(2,943)	789
Other proforma income and (expense):
Depreciation	(695)	(591)
Other income, net	32	35

Proforma net income (loss)	($3,606)	$233

Proforma net income (loss) per common share	($0.09)	$0.01

Weighted average common shares outstanding	40,337	41,326

(1) These pro forma amounts exclude charges for: non-cash warrant charges, amortization of other acquired intangible assets, in-process research and development and restructuring and other charges.

Reconciliation to GAAP Net Loss:
Proforma net income (loss)	($3,606)	$233
Less acquisition-related and other noncash GAAP charges:
Non-cash warrant charges	(795)	0
Amortization of other acquired intangible assets	(663)	(1,043)
In-process research and development	0	(1,000)
Restructuring and other charges	(1,254)	0

GAAP net loss	($6,318)	($1,810)